Exhibit 99.1
Connect Biopharma Initiates Phase 2 Seabreeze STAT Asthma Study Evaluating Rademikibart for the Treatment of Acute Exacerbations in Asthma

– Expect to report topline data from the Seabreeze STAT Asthma study in 1H 2026 –

– On track to initiate similarly-designed Phase 2 study in patients with COPD imminently –

SAN DIEGO May 13, 2025, (GLOBE NEWSWIRE) -- Connect Biopharma Holdings Limited (Nasdaq: CNTB) (Connect Biopharma, Connect or the Company), a clinical-stage biopharmaceutical company focused on transforming acute and chronic care of asthma and chronic obstructive pulmonary disease (COPD), today announced the initiation of its Phase 2 Seabreeze STAT Asthma study (NCT06940141) following written agreement on the final study protocol from the U.S. Food and Drug Administration. The study will evaluate the safety and efficacy of rademikibart as an adjunct to standard of care for acute exacerbations in adults and adolescent participants with asthma and type 2 inflammation.

“We are pleased to initiate the Seabreeze STAT Asthma study as we execute on our rapid clinical development plan for rademikibart,” said Barry Quart, Pharm.D., CEO and Director of Connect Biopharma. “Rademikibart has demonstrated a differentiated clinical profile, delivering robust improvements in pulmonary function in less than 24 hours, which is essential for treating patients in the acute setting, and which no other biologic has shown to date. With the initiation of this study, we have the potential to establish rademikibart as the first and only biologic indicated for patients experiencing an acute exacerbation of asthma and to prevent further exacerbations during the most vulnerable period in the month following an exacerbation. We are excited to begin enrolling patients in the study and expect to report topline data in the first half of 2026.”
The initiation of the Seabreeze STAT Asthma study follows the publication of positive results from the global Phase 2 trial of rademikibart in patients with moderate-to-severe uncontrolled asthma in the American Journal of Respiratory and Critical Care Medicine (AJRCCM). Data from the study highlights the potential of rademikibart to rapidly improve lung function within 24 hours of administration as well as providing sustained improvements in lung function through 24 weeks, with greatest improvements being observed in patients with baseline eosinophil counts ≥300 cells/μL.
“I am excited to participate in the Seabreeze STAT Asthma study to evaluate the potential of rademikibart in patients experiencing an acute exacerbation. Over 1 million asthma patients visit the emergency department due to an acute exacerbation annually and I am encouraged by the data generated to date with rademikibart, highlighting rapid and sustained improvements in lung function in patients, particularly those with high eosinophil count,” said Mario Castro, M.D., MPH, Professor of Medicine and Chief, Division of Pulmonary, Critical Care and Sleep Medicine at University of Kansas Medical Center. “Rademikibart could become an important adjunct treatment option in hospitals for acute treatment of this vulnerable population.”
Seabreeze STAT Asthma is a Phase 2, randomized, double-blind, placebo-controlled study evaluating rademikibart as an adjunct to standard of care for acute exacerbations in adults and adolescent participants with asthma and type 2 inflammation. The study is expected to enroll approximately 160 participants globally who have an acute asthma exacerbation. Participants

Exhibit 99.1
will receive either a single dose of rademikibart or placebo, administered subcutaneously. The primary endpoint is safety and efficacy of rademikibart as an adjunct to standard of care, as measured by the treatment failure rate over 28 days following an acute exacerbation. Secondary endpoints include rate and time to new asthma exacerbations, change-from-baseline in asthma symptom score and nocturnal awakenings, post-bronchodilator forced expiratory volume in one second (FEV1), and incidence of adverse events.
About Connect Biopharma and Rademikibart
Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the company is advancing rademikibart, a next-generation, potentially best-in-class anti-interleukin-4-receptor alpha (IL-4Rα) antibody. With an initial focus on acute exacerbations amongst the approximately 1 million asthma patients and 1.3 million COPD patients in the U.S. who visit an emergency room annually for an acute exacerbation—an area with significant unmet need—rademikibart has the potential to be initiated in the acute setting and then continued for chronic maintenance therapy in asthma and COPD. In a prior Phase 2 trial for chronic asthma, rademikibart demonstrated strong efficacy and safety data, with clinically meaningful reductions in exacerbations and rapid, statistically significant improvements in FEV1, observed within one week—and in most cases, within 24 hours via home spirometry.
For more information visit www.connectbiopharm.com.
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding future events, our future financial condition, results of operations, business strategy and plans, prospective products (as well as their potential to achieve a differentiated, competitive, or favorable benefit or profile or trend, including on safety, tolerability, improvement, maintenance, clinical response, dosing, efficacy and/or convenience), planned or expected product approval applications or approvals, anticipated milestones, expected data readouts and enrollments, research and development plans and costs, potential future partnerships, expectations about existing partnerships, timing and likelihood of success, objectives of management for future operations, future results of anticipated product development efforts, and adequacy of existing cash and potential partnership funding to fund operations and capital expenditure requirements, as well as statements regarding industry trends. These statements are based on management’s current expectations of future events only as of the date of this press release and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results; whether we will need expanded or additional trials in order to obtain regulatory approval for our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; existing regulations and regulatory developments in the U.S., the PRC, Europe and other jurisdictions; the ability of our current cash and investments position to support planned operations; our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of

Exhibit 99.1
existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; and the degree of market acceptance of our product candidates, if approved, by physicians, patients, healthcare payors and others in the medical community.

Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by Connect Biopharma that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”). Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, Connect Biopharma undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. Connect Biopharma claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.

This press release discusses our product candidate, rademikibart, which is under clinical investigation and has not yet been approved for marketing by the U.S. Food and Drug Administration or by any other regulatory agency. No representation is made as to the safety or effectiveness of rademikibart for the uses for which it is being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

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